                                                                Exhibit 10.23
                                                                -------------

                               FIRST AMENDMENT TO
                               ------------------
                                 BUILDING LEASE
                                 --------------


     This FIRST AMENDMENT TO BUILDING LEASE is made and entered into on January 26, 1996, by and between SANTA BARBARA CORPORATE CENTER, LLC, a California limited liability company ("Lessor") and GRC INTERNATIONAL, INC., a Delaware corporation ("Lessee").

RECITALS:

     A. Bermant Development Company, as lessor, and GRC International Inc., as lessee, entered into a Building Lease dated as of April 25, 1995 (the "Lease"), pursuant to which Lessee agreed to lease approximately 50,000 rentable sq. ft. (the "Premises") of a new building (the "Building") to be constructed on the property at 5383 Hollister Avenue, Santa Barbara, California (the "Property").

     B.    Lessor is the successor in interest to Bermant Development Company.

     C. Section 10 of the Lease relates to the provision of utilities to the Building by the Lessor and describes the hours of operation which the Lessor will furnish heating, ventilation and air conditioning to the Premises as an operating expense of the Building.

     D. The parties desire to provide for the delivery of and payment for heating, ventilation and air conditioning on holidays and during hours not included within the customary operating hours as provided in Section 10 of the Lease.

     NOW, THEREFORE, the parties agree as follows:

           1. Section 10 of the Lease is hereby amended in its entirety to read as follows:

                 "10.      UTILITIES.
                           ---------

                           The Lessor, as an operating expense of the Building, shall furnish heating, ventilation and air conditioning Monday through Friday from 6:00 a.m. to 8:00 p.m. and on Saturday from 8:00 a.m. to 6:00 p.m.

     except for New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                           The Lessee shall have the right to request that heating, ventilation and air conditioning be furnished to one or both floors of the Premises in addition to the days and hours described above. The Lessee shall give the Lessor advance notice of its need for after-hours heating, ventilation and air conditioning as follows: (i) if such service is required on a weekday evening, notice shall be given by noon on the day service is required, (ii) if such service is required for a midweek holiday, notice shall be given by noon on the immediately preceding business day, and (iii) if such service is required over a weekend or holiday weekend, notice shall be given by noon on the immediately-preceding Friday. If the Lessor installs an automated activation system that may be accessed directly by the Lessee, no advance notice shall be required. After hours heating, ventilation and air conditioning shall be charged at the rate calculated from time to time by the Lessor's mechanical engineer, plus a 15% service charge. The initial hourly rate for after-hours heating, ventilation and air conditioning on the first floor (including the service charge) shall be $20 per hour. The initial hourly rate for after-hours heating, ventilation, and air conditioning for the second floor (including the service charge) shall be $7.14 per hour (which equals the $20 per hour basic charge less energy costs, which are separately metered to the Lessee on the second floor). The hourly rate for after-hours heating, ventilating and air conditioning may be changed from time to time upon written notice from the Lessor to the Lessee. Charges for after-hours heating, ventilation and air conditioning shall be paid by the Lessee as additional rent, payable monthly as provided in Section 3.6 hereof.

                           The Lessee shall pay for all water, gas, heat, light, power, janitorial services and other utilities and services supplied to the Premises, together with any taxes thereon. The Lessor shall install a separate meter or submeter for the delivery of electricity to the Premises. If any other services are not separately metered or charged to the Lessee, the Lessee shall pay a pro rata proportion, as part of operating expenses, based on leasable area, of all charges jointly metered or charged with other premises. The Lessor shall not be liable in damages or otherwise unless due to the Lessor's gross negligence or failure to comply with its obligations hereunder for any failure or interruption any utility services being furnished to the building and no such failure or interruption shall entitle the Lessee to terminate this Lease. In no event shall the Lessor be liable for any such failure or interruption caused by the exercise of governmental authority, strikes, riots, acts of God, war, adverse weather conditions, fire, flood or casualties or acts of third parties beyond the Lessor's control. The operation and control of utilities, air conditioning and any other energy system is subject to compliance with any government authority governing the regulation and use of energy systems within the commercial office or industrial building structure. The Lessee shall not subject any of the mechanical, electrical, plumbing, sewer or other utility or service systems or equipment to exercise or use which causes damage to said systems or equipment. Any such damages to equipment caused by the Lessee overloading such equipment shall be rectified by the Lessee, or may, at the Lessor's option, be rectified by the Lessor, at the Lessee's sole cost and expense."

           2. Except as expressly modified and amended herein, all of the terms and provisions of the Lease are hereby ratified and confirmed.


      LESSEE:                            GRC INTERNATIONAL, INC., a Delaware
                                         corporation


                                         By: /s/ Philip R. Pietras
                                            ----------------------------------
                                              Philip R. Pietras,
                                              Chief Financial Officer


      LESSOR:                            SANTA BARBARA CORPORATE CENTER, LLC,
                                         a California limited liability company


                                         By: /s/ Jeffrey C. Bermant
                                            ----------------------------------
                                              Jeffrey C. Bermant,
                                              Manager

                               SECOND AMENDMENT TO
                               -------------------

                                 BUILDING LEASE
                                 --------------


     This Second Amendment to Building Lease is made and entered into as of May 9, 1997 between SANTA BARBARA CORPORATE CENTER, LLC, as Lessor, and GRC INTERNATIONAL, INC., as Lessee.

     RECITALS:

     A. Bermant Development Company (Lessor's predecessor in interest), as lessor, and GRC International, Inc., as lessee, entered into a Building Lease dated as of April 25, 1995 (the "Original Lease") pursuant to which Lessee leased from Bermant Development Company approximately 50,000 rentable square feet (the "Premises") in a building planned for construction by Bermant Development Company of approximately 80,000 rentable square feet. (the "Building") on the property commonly known as 5383 Hollister Avenue, Santa Barbara, California (the "Property").

     B. The Original Lease was amended by a First Amendment to Building Lease dated January 26, 1996 between Lessor and Lessee (the Original Lease, as so amended, is referred to in this Amendment as the "Lease").

     C. The Lease provides that, upon completion of the demising walls in the Building, the parties would measure the actual square footage of the Premises using the American National Standard ANSI Z65.1-1980 as published by the Building Owners and Managers Association International (the "1980 BOMA Standard"). Within ten (10) days following the completion of the measurements, Lessor and Lessee agreed to complete an Addendum attached to the Lease setting forth the total number of square feet in the Premises, the total square footage in the Building, Lessee's percentage of the Building and Common Area, the Initial Monthly Rental Installments, and the Initial Annual Rent.

     D. The 1980 BOMA Standard disproportionately allocated the load factor attributable to lobby and common areas in a building to tenants occupying the same floor of the building in which the lobby and common areas were located.

     E. The 1980 BOMA Standard was revised by Standard Measurement ANSI Z65.1-1996 (the "1996 BOMA Standard") to allocate lobby and common area load factors to all tenants of a building on a more equitable basis. The 1996 BOMA Standard therefore revised the way in which rentable square footages are calculated.

     F. The parties agree that the 1996 BOMA Standard is a more equitable way in which to measure rentable square footage and desire to use the 1996 BOMA Standard, subject to the requirement that the application of the Standard not result in an increased financial burden on Lessee.

     G. The Lease provides that the Initial Annual Rent would be $1.32 per sq. ft. per month, based upon the square footages measured with the 1980 BOMA Standard. Using the 1980 BOMA Standard, the Premises measured to 50,087 sq. ft. If the 1996 BOMA Standard is applied to measure the Premises, the rentable square footage increases to 52,119 sq. ft.

     H. To accommodate the use of the 1996 BOMA Standard, the parties have agreed to reduce the per square foot rent to $1.2639 and to apply the 1996 BOMA Standard to the percentage used for the Building and the Common Area.

     I. The parties also desire to amend the portion of the Lease dealing with the hours of operation during which Lessor will furnish heating, ventilation, and air conditioning to the Premises, as an operating expense for the Building.

     Now, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   INCORPORATION OF RECITALS
     -------------------------

     The recitals set forth above are incorporated herein as if fully set forth at this point.

2.   PREMISES
     --------

     The parties agree that the rentable square footage of the Premises is 52,119 sq. ft. The total rentable square footage of the Building is 81,870 sq. ft.

3.   LESSEE'S PERCENTAGES
     --------------------

     For purposes of the Lease, the Lessee's Building Percentage is 63.66%. The Lessee's Common Area Percentage is 63.66%.

4.   TERM
     ----

     The initial term of the Lease is fifteen (15) years. The initial term shall commence on March 1, 1997 and terminate on February 28, 2012.

5.   RENT
     ----

     The Rent Commencement Date shall be February 15, 1997. The Initial Annual Rent is $790,498.08. The Initial Monthly Rental Installments are $65,874.84. The adjustment of the rent as described in Section 3.5 of the Lease shall be applied to the Initial Annual Rent described above.

6.   AMENDMENT OF SECTION 10 OF LEASE
     --------------------------------

     The first sentence of Section 10 of the Lease is amended to read in its entirety as follows:

           "Lessor, as an operating expense of the Building, shall furnish heating, ventilation, and air conditioning Monday through Friday from 7:00 A.M. to 7:00 P.M., except for New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day."

7.   ADDENDUM TO LEASE
     -----------------

     The Addendum to Building Lease referred to in the Lease is hereby superseded in its entirety by thin First Amendment.

8.   NO FURTHER AMENDMENTS
     ---------------------

     Except as expressly modified herein, the terms and conditions of the Lease are hereby ratified and approved.


     LESSOR:                             SANTA BARBARA CORPORATE CENTER, LLC


                                         By: /s/ Jeffrey C. Bermant
                                            -----------------------------------
                                               Jeffrey C. Bermant,
                                               Manager


     LESSEE:                             GRC INTERNATIONAL, INC., a
                                         Delaware corporation


                                         By: [SIGNATURE APPEARS HERE]
                                            -----------------------------------
                                            Name: Herbert L. Raicith
                                            Title: Assistant General Counsel
                                                   and Assistant Secretary